Exhibit 99.2

Pacific Asia Petroleum, Inc. Announces Amendment to Agreement for the acquisition of Oyo Oilfield Interest

Hartsdale, New York, March 8, 2010:  Pacific Asia Petroleum, Inc. (NYSE Amex: PAP) (the “Company”), a U.S.-based energy company engaged in the development, production and distribution of oil and gas, today announced that the Company has entered into an amendment to the Sale and Purchase Agreement previously entered into with CAMAC Energy Holding Limited and certain of its affiliates (“CAMAC”) on November 18, 2009 with respect to the pending acquisition by the Company of all of CAMAC’s interest in the Oyo Oilfield, located offshore of Nigeria, which commenced production in December 2009.

Under the amended Sale and Purchase Agreement, the Company has agreed to pay CAMAC $32 million in cash at closing, instead of $38.84 million as originally agreed.  The balance of $6.84 million will be due and payable post-closing on the earlier of sufficient receipt of oil proceeds from the Oyo Oilfield or 6 months after the closing.  The amendment also addresses the allocation of revenues and expenses related to production from the Oyo Oilfield prior to the closing of the transaction.

In addition, the parties agreed to schedule the closing to occur on or before April 7, 2010, and removed the condition that Pacific Asia Petroleum raise a minimum of $45 million in equity financing before the closing of the transaction.  Following the closings of the Company’s recent registered direct offerings raising $37.5 million, the Company currently has sufficient cash to consummate the closing of the CAMAC transaction.

Commenting on the progress of the CAMAC transaction, President and CEO, Frank Ingriselli note, “The rapid progress in this acquisition process has demonstrated the strength and commitment of Pacific Asia Petroleum and all the parties involved in this major transaction, and is a testament to the trust the investor community and our existing shareholders have put in our management and the Company’s new business direction. We intend to issue our proxy statement for approval of the acquisition of CAMAC’s Oyo Oilfield interest as soon as possible and, with the required shareholder approval, close this acquisition on April 7th and start to realize the benefits of moving from a development stage company to a profitable energy company.”

For all information relating to the Company’s pending acquisition of CAMAC’s interest in the Oyo Oilfield, please visit www.papetroleum.com or SEC’s official website at www. http://www.sec.gov.

About Pacific Asia Petroleum, Inc.

Pacific Asia Petroleum, Inc. (NYSE Amex: PAP) is a U.S. publicly-traded energy company engaged in the development, production and distribution of oil and gas and is focused on early cash flow, high return projects.  The Company controls the rights to significant gas acreage under contract in China and is a strategic partner with several major energy companies in high-value oil fields in China.  The Company was founded in 2005 by a group of former senior Texaco executives and is led by President and CEO Frank C. Ingriselli.  Pacific Asia Petroleum is headquartered in Hartsdale, New York, and also has office in Beijing, China.

Cautionary Statement Relevant To Forward-Looking Information

This press release may contain certain “forward-looking statements” relating to the business of Pacific Asia Petroleum, Inc. (the “Company”) and its subsidiaries.  All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding: the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. Words such as “anticipates,” “expects,” “plans,” “projects,” “believes,” “seeks,” “estimates,” and similar expressions are intended to identify such forward-looking statements. The statements are based upon management’s current expectations, estimates and projections, are not guarantees of future performance, and are subject to a variety of risks, uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict, including those discussed in the Company's periodic reports that are filed with the SEC and available on its website (http://www.sec.gov). You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Pacific Asia Petroleum undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:

Pacific Asia Petroleum, Inc.
Bonnie Tang
PR@papetroleum.com
 (914) 472-6070
www.papetroleum.com

Investor Relations Contact:

Liviakis Financial Communications, Inc
John Liviakis
(415) 389-4670
John@Liviakis.com
www.liviakis.com